UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2020

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

As previously announced on June 30, 2020, the Board of Directors of Eastside Distilling, Inc. (the “Company”), appointed Paul Block as Chief Executive Officer, effective July 1, 2020.

In connection with Mr. Block’s appointment as Chief Executive Officer, Mr. Block entered into an executive employment agreement with the Company on July 7, 2020, effective July 1, 2020 (the “Employment Agreement”). Under the Employment Agreement, Mr. Block will be paid in all stock of 31,250 shares per month from July 1, 2020 through December 31, 2020, which includes a 2020 bonus equal to 50% of his salary during the six-month period. Beginning January 1, 2021, the Company will pay Mr. Block an annual base salary of $350,000, which will increase to $375,000 on January 1, 2022 if Company revenue exceeds $20 million in 2021, and increase to $400,000 on January 1, 2023 if Company revenue exceeds $30 million in 2022.

The Company will also request that the Compensation Committee of the Board of Directors approve the following grants of restricted stock units (“RSUs”) to Mr. Block: (i) on or after July 1, 2020, the equivalent of $100,000 in RSUs, one-half (1/2) of which will vest on each of March 31, 2021 and June 30, 2021; (ii) on or after January 1, 2021, the equivalent of $200,000 of RSUs, one-twelfth (1/12) of which will be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2021 and ending December 31, 2023; (iii) on or after January 1, 2022, the equivalent of $200,000 of RSUs, one-twelfth (1/12) of which will be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2022 and ending December 31, 2024; and (iv) on or after January 1, 2023, the equivalent of $100,000 of RSUs, one-twelfth (1/12) of which will be earned and vested on each of March 31, June 30, September 30 and December 31, beginning March 31, 2023 and ending December 31, 2025.

Further, Mr. Block will be eligible to receive a target incentive payment of 100% of his annual base salary beginning in 2021. Actual payments will be determined based on a combination of the Company’s results and individual performance against the applicable performance goals established by the Compensation Committee of the Board of Directors. Mr. Block will also receive other benefits that are generally available to other executive officers of the Company and will be entitled to certain severance benefits if he is terminated without cause, or resigns for good reason (in each case, as defined in the Employment Agreement), including, among other things, twelve (12) months of the Executive’s then-current annual base salary (which will be deemed $350,000 during 2020) and the continued vesting of RSUs for a period of 12 months after the date of termination.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Employment Agreement and is subject to and qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Executive Employment Agreement, dated July 7, 2020, between Eastside and Paul Block

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2020

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block
Chief Executive Officer